STORAGE
NATIONAL STORAGE
AFFILIATES
STORE MORE!
SELF STORAGE
8580
SELF STORAGE
CROWN VALLEY
SELF STORAGE

# Earnings Release and Supplemental Financial Information
## Second Quarter 2015

Table of Contents

Page

1	Earnings Release

8	Consolidated Statements of Operations

9	Consolidated Balance Sheets

10	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Occupancy By State

16	Schedule 6 - Same Store Performance Summary

18	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

19	Schedule 8 - Selected Financial Information

20	Glossary

August 10, 2015

National Storage Affiliates Trust Reports Second Quarter 2015 Results
- Core FFO Increased to $0.22 per Share -
- Same Store NOI Increased 11.8% Year-Over-Year -
- Acquired 21 Self Storage Properties -
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA), today reported the Company’s second quarter 2015 results.
Second Quarter 2015 Highlights

•
Core funds from operations ("Core FFO") were $8.5 million, or $0.22 per share for the second quarter of 2015, an increase of 10% per share compared to Core FFO of $2.3 million, or $0.20 per share, for the second quarter of 2014.

•	Net operating income ("NOI") was $20.8 million for the second quarter of 2015, an increase of over 100% compared to NOI of $10.2 million for the second quarter of 2014.

•	Same store NOI was $9.6 million for the second quarter of 2015, an increase of 11.8% compared to same store NOI of $8.6 million for the second quarter of 2014.

•
Acquired 21 self storage properties during the second quarter of 2015 for approximately $93 million. Since July 1, 2015, the Company has acquired 12 additional properties valued at approximately $94 million.

•	Completed its Initial Public Offering ("IPO") on April 28, 2015.

•	Storage Solutions joined the Company as its sixth Participating Regional Operator ("PRO").
Year-To-Date 2015 Highlights

•	Year-to-date 2015 Core FFO was $12.9 million, or $0.43 per share, an increase of 48% per share compared to Core FFO of $3.1 million, or $0.29 per share, for the six months ended June 30, 2014.

•	Year-to-date 2015 NOI was $39.3 million, an increase of over 113% compared to year-to-date NOI of $18.4 million for the six months ended June 30, 2014.

•	Year-to-date 2015 same store NOI was $18.7 million, an increase of 10.6% compared to year-to-date same store NOI of $16.9 million for the six months ended June 30, 2014.

Arlen Nordhagen, Chief Executive Officer, commented, “We are very pleased with our results this quarter and year-to-date. Core FFO per share and same store NOI increased both year-over-year and from last quarter. We grew our portfolio in the second quarter with the addition of 21 properties in connection with the completion of our IPO and have acquired or entered agreements to acquire an additional 30 properties subsequent to the quarter-end. In addition, we reported strong improvement in our same store operations with excellent growth in net operating income, occupancies and rental rates. We believe our differentiated structure positions us to continue with very rapid, accretive growth. With the completion of our IPO, we are very well positioned to create long-term shareholder value."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$93	$(6,158)	$(2,678)	$(8,961)
Funds From Operations ("FFO")	6,838	(4,277)	10,598	(3,905)
Add back acquisition costs, organizational and offering expenses, and loss on early extinguishment of debt	1,633	6,551	2,290	6,968
Core FFO	$8,471	$2,274	$12,888	$3,063

FFO per share and unit	$0.18	$(0.37)	$0.36	$(0.37)
Core FFO per share and unit	$0.22	$0.20	$0.43	$0.29

FFO was $6.8 million, or $0.18 per share, for the second quarter of 2015, compared to a FFO net loss of $4.3 million, or $0.37 per share, for the second quarter of 2014. Core FFO was $8.5 million, or $0.22 per share for the second quarter of 2015, an increase of 10% per share compared to Core FFO of $2.3 million, or $0.20 per share, for the second quarter of 2014. The increases in FFO and Core FFO were primarily the result of an additional $7.6 million of NOI from the acquisition of 73 self storage properties acquired between July 1, 2014 and June 30, 2015, and reductions in acquisition costs, partially offset by increases in general and administrative expenses.
Net income attributable to the Company was $93,000 for the second quarter of 2015, compared to a net loss of $6.2 million for the second quarter of 2014. The increase in net income was primarily due to an increase in NOI resulting from self storage properties NSA acquired during 2014 and 2015, and reductions in acquisition costs partially offset by increases in depreciation and amortization, general and administrative expenses and a decrease in gain on sale of self storage properties.

Total Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total revenue	$31,650	$16,215	$59,941	$29,376
Property operating expenses	10,826	6,033	20,668	10,955
Net Operating Income (NOI)	$20,824	$10,182	$39,273	$18,421

Average annualized rental revenue per occupied square foot	$10.58	$9.69	$10.49	$9.50

Total portfolio revenues were $31.7 million for the second quarter of 2015, an increase of 95.2% compared to total revenues of $16.2 million for the second quarter of 2014. Total revenue increases were driven by a

210 basis point increase in average occupancy for the second quarter of 2015 compared to the second quarter of 2014, combined with a 9.2% increase in average annualized rental revenue per occupied square foot compared to the second quarter of 2014 and a significant increase in acquisition activity.
Total portfolio NOI was $20.8 million for the second quarter of 2015, an increase of over 100% compared to NOI of $10.2 million for the second quarter of 2014.

Same Store Operating Results

($ in thousands, except per square foot data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total revenue	$14,748	$13,814	$28,803	$26,841
Property operating expenses	5,110	5,194	10,138	9,971
Net Operating Income (NOI)	$9,638	$8,620	$18,665	$16,870
NOI Margin	65.4%	62.4%	64.8%	62.9%

Average Occupancy	88.3%	85.6%	87.0%	84.4%
Average annualized rental revenue per occupied square foot	$9.90	$9.56	$9.81	$9.43

Same store revenues were $14.7 million for the second quarter of 2015, an increase of 6.8% compared to $13.8 million for the second quarter of 2014. Revenue increases were driven by a 270 basis point increase in average occupancy for the second quarter of 2015 compared to the second quarter of 2014, combined with a 3.6% increase in average annualized rental revenue per occupied square foot compared to the prior year.
Same store NOI was $9.6 million for the second quarter of 2015, an increase of 11.8% compared to same store NOI of $8.6 million for the second quarter of 2014. The increase was driven by an average occupancy gain of 270 basis points and an average annualized rental revenue per occupied square foot increase of 3.6% for the second quarter of 2015 compared to the second quarter of 2014.

Investment Activity
NSA acquired 21 self storage properties in the second quarter of 2015 for an investment of approximately $93 million, composed of approximately 1.3 million rentable square feet configured in approximately 9,300 storage units.
Since July 1, 2015, the Company acquired 12 properties valued at approximately $94 million, composed of approximately 900,000 rentable square feet configured in approximately 6,800 storage units.
The Company has also entered agreements to acquire an additional four self storage properties and has exercised a right of first refusal to acquire a portfolio of 14 properties. The total value of the 18 properties is approximately $80 million. The Company expects to close those transactions by mid-fourth quarter of 2015.

Debt and Credit Facility Activity
Following the completion of the Company's IPO during the second quarter of 2015, NSA repaid $229.8 million of outstanding indebtedness at a weighted average effective rate of 4.0%. As a result of the overall reduction in NSA's outstanding indebtedness, pricing grids for the Company's revolving line of credit and term loan were reduced by 100 basis points to interest rates equal to one-month LIBOR plus 1.60% and one-month LIBOR plus 1.50%, respectively.
The Company is in the process of expanding its credit facility to $550 million, which will be comprised of a $200 million term loan and a $350 million revolving line of credit.

Dividends
On June 3, 2015, NSA's Board of Trustees declared a quarterly dividend of $0.15 per common share which was paid on July 15, 2015 to holders of record at June 30, 2015.
The second quarter 2015 distribution of $0.15 per operating partnership ("OP") unit, combined with the $0.04 per OP unit distribution for the period from April 1 through April 20, 2015, paid by the Company on April 30, 2015, resulted in a total second quarter 2015 distribution rate of $0.19 per OP unit, comparable to the Company's distribution paid to OP unitholders for the first quarter of 2015.
NSA anticipates this dividend rate of $0.19 per share, per quarter, will continue for the near term, and its Board of Trustees will continue to review the Company's dividend policy on a quarterly basis.

2015 Guidance

Full Year 2015
Core FFO per share	$0.87 to $0.89

Subordinated Performance Unit Distributions ($ in millions)	$13.8 to $14.2

Same Store NOI Growth Compared to Prior Year	8% to 9%

G&A, including approximately $3.0 million of non-cash compensation ($ in millions)	$15.5 to $16.5

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 10, 2015.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm EDT on Tuesday, August 11, 2015 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.

Conference Call and Webcast:
Date/Time: Tuesday, August 11, 2015, 1:00pm EDT
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014

Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13613621

A replay of the call will be available for one week through Tuesday, August 18, 2015. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently owns and operates 258 self storage properties located in 16 states with approximately 14.6 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the Russell 2000 Index of Companies.

NOTE REGARDING FORWARD LOOKING STATEMENTS

NSA makes forward-looking statements in this press release that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. When NSA uses the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," or similar expressions, the Company intends to identify forward-looking statements.
The forward-looking statements contained in this press release reflect NSA's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement.
Statements regarding the following subjects, among others, may be forward-looking:
• market trends in the Company's industry, interest rates, the debt and lending markets or the general economy;
• the Company's business and investment strategy;
• the acquisition of properties, including the timing of acquisitions;
• the Company's relationships with, and its ability to attract additional, PROs;
• NSA's ability to effectively align the interests of its PROs with the Company and its shareholders;
• the integration of the Company's PROs and their contributed portfolios into the Company, including into its financial and operational reporting infrastructure and internal control framework;
• NSA's operating performance and projected operating results, including its ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;
• the Company's ability to access additional off-market acquisitions;
• actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;
• the state of the U.S. economy generally or in specific geographic regions, states or municipalities;
• economic trends and economic recoveries;
• NSA's ability to obtain and maintain financing arrangements on favorable terms;
• general volatility of the securities markets in which we participate;
• changes in the value of the Company's assets;
• projected capital expenditures;
• the impact of technology on NSA's products, operations, and business;
• the implementation of the Company's technology and best practices programs (including NSA's ability to effectively implement its integrated Internet marketing strategy);
• changes in interest rates and the degree to which the Company's hedging strategies may or may not protect NSA from interest rate volatility;
• impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;
• the Company's ability to qualify, and maintain its qualification, as a REIT for U.S. federal income tax purposes;
• NSA's ability to successfully remediate the material weakness in its internal control over financial reporting;
• availability of qualified personnel;
• the timing of conversions of subordinated performance units into OP units and the conversion ratio in effect at such time;
• estimates relating to the Company's ability to make distributions to its shareholders in the future; and
• NSA's understanding of its competition.

The forward-looking statements are based on NSA's beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to NSA. Forward-looking statements are not predictions of future events. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Readers should carefully review NSA's financial statements and the notes thereto, as well as the section entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business and Properties" described in the Company's Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 24, 2015 (the "Prospectus"), and the other documents NSA files from time to time with the Securities and Exchange Commission. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in NSA's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect NSA. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
National Storage Affiliates Trust
Investor/Media Relations

Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUE
Rental revenue	$30,632	$15,793	$58,050	$28,649
Other property-related revenue	1,018	422	1,891	727
Total revenue	31,650	16,215	59,941	29,376
OPERATING EXPENSES
Property operating expenses	10,826	6,033	20,668	10,955
General and administrative expenses	4,187	1,796	7,800	3,134
Depreciation and amortization	9,974	4,697	19,851	8,534
Total operating expenses	24,987	12,526	48,319	22,623
Income from operations	6,663	3,689	11,622	6,753
OTHER INCOME (EXPENSE)
Interest expense	(4,824)	(4,723)	(11,806)	(10,169)
Loss on early extinguishment of debt	(914)	(1,020)	(914)	(1,020)
Acquisition costs	(719)	(5,089)	(1,318)	(5,271)
Organizational and offering expenses	—	(442)	(58)	(677)
Non-operating (expense) income	(113)	1	(204)	(3)
Gain on sale of self storage properties	—	1,426	—	1,426
Other income (expense)	(6,570)	(9,847)	(14,300)	(15,714)
Net income (loss)	93	(6,158)	(2,678)	(8,961)
Net loss attributable to noncontrolling interests	3,371	6,158	6,142	8,961
Net income (loss) attributable to National Storage Affiliates Trust	$3,464	$—	$3,464	$—

Earnings (loss) per share - basic	$0.22	$—	$0.44	$—
Earnings (loss) per share - diluted	$—	$—	$—	$—

Weighted average shares outstanding - basic	15,517	1	7,802	1
Weighted average shares outstanding - diluted	52,565	1	26,327	1

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Real estate
Self storage properties	$972,778	$838,941
Less accumulated depreciation	(52,509)	(39,614)
Self storage properties, net	920,269	799,327
Cash and cash equivalents	6,055	9,009
Restricted cash	3,149	2,120
Debt issuance costs, net	4,785	6,346
Other assets, net	8,253	15,944
Total assets	$942,511	$832,746
LIABILITIES AND EQUITY
Liabilities
Debt financing	$407,816	$597,691
Accounts payable and accrued liabilities	14,877	10,012
Distributions payable	9,253	6,763
Deferred revenue	5,178	4,176
Total liabilities	437,124	618,642
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 and 1,000 shares authorized, 23,017,210 and 1,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	230	—
Additional paid-in capital	233,638	—
Retained earnings	11	—
Accumulated other comprehensive loss	—	—
Total shareholders' equity	233,879	—
Noncontrolling interests	271,508	214,104
Total equity	505,387	214,104
Total liabilities and equity	$942,511	$832,746

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$93	$(6,158)	$(2,678)	$(8,961)
Add (subtract):
Real estate depreciation and amortization	9,889	4,733	19,695	8,534
Gain on sale of self storage properties	—	(1,426)	—	(1,426)
FFO attributable to subordinated performance unitholders (1)	(3,144)	(1,426)	(6,419)	(2,052)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	6,838	(4,277)	10,598	(3,905)
Add:
Acquisition costs	719	5,089	1,318	5,271
Organizational and offering expenses	—	442	58	677
Loss on early extinguishment of debt	914	1,020	914	1,020
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$8,471	$2,274	$12,888	$3,063

Weighted average shares and units outstanding - FFO and Core FFO: (2)
Weighted average shares outstanding - basic	15,517	1	7,802	1
Weighted average OP units outstanding (3)	20,208	11,552	19,710	10,413
Weighted average DownREIT OP unit equivalents outstanding	1,415	—	1,401	—
Weighted average LTIP units outstanding (4)	1,553	—	781	—
Total weighted average shares and units outstanding - FFO and Core FFO	38,693	11,553	29,694	10,414

FFO per share and unit	$0.18	$(0.37)	$0.36	$(0.37)
Core FFO per share and unit	$0.22	$0.20	$0.43	$0.29

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented. For the three months ended June 30, 2014, these distributions were declared and paid to unitholders of record as of June 30, 2014 during the period subsequent to June 30, 2014, and therefore the amounts are not reflected in the historical financial statements for the periods presented.

(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). Subordinated performance units and DownREIT subordinated units have been excluded from the calculations of FFO and Core FFO per share and unit as their effect is anti-dilutive.

(3) Amount for the six months ended June 30, 2014 includes 2,060,711 OP units outstanding for the entire period which were issued in connection with the contribution of 65 self storage properties on April 1, 2014 by SecurCare Portfolio Holdings, LLC and SecurCare Value Properties, Ltd. (collectively, "NSA Predecessor"), entities whose principal owner is the Company's chief executive officer. For financial reporting purposes, NSA Predecessor contributions are reported as a reorganization of entities under common control whereby the contributed self storage properties are included in the Company's results of operations for the entirety of the six months ended June 30, 2014 and have been recorded in the Company's financial statements at NSA Predecessor's depreciated historical cost basis.

(4) LTIP units have been excluded from the calculations of weighted average shares and units outstanding prior to April 28, 2015 because such units did not participate in distributions prior to the Company’s initial public offering.

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$93	$(6,158)	$(2,678)	$(8,961)
Add:
General and administrative expenses	4,187	1,796	7,800	3,134
Depreciation and amortization	9,974	4,697	19,851	8,534
Interest expense	4,824	4,723	11,806	10,169
Loss on early extinguishment of debt	914	1,020	914	1,020
Acquisition costs	719	5,089	1,318	5,271
Organizational and offering expenses	—	442	58	677
Gain on sale of self storage properties	—	(1,426)	—	(1,426)
Non-operating expense (income)	113	(1)	204	3
Net Operating Income	$20,824	$10,182	$39,273	$18,421

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$93	$(6,158)	$(2,678)	$(8,961)
Add:
Depreciation and amortization	9,974	4,697	19,851	8,534
Interest expense	4,824	4,723	11,806	10,169
Loss on early extinguishment of debt	914	1,020	914	1,020
EBITDA	15,805	4,282	29,893	10,762
Add:
Acquisition costs	719	5,089	1,318	5,271
Organizational and offering expenses	—	442	58	677
Gain on sale of self storage properties	—	(1,426)	—	(1,426)
Equity-based compensation expense (1)	1,083	342	1,721	684
Adjusted EBITDA	$17,607	$8,729	$32,990	$15,968

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our condensed consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
As of June 30, 2015
(unaudited)

	Stores	Units	Rentable Square Feet	% of Rentable Square Feet	Occupancy at Period End
Same Store
Texas	31	9,392	1,221,038	9.0%	90.7%
Oklahoma	26	12,227	1,630,374	12.0%	90.1%
Oregon	26	9,573	1,199,628	8.8%	96.7%
North Carolina	15	6,579	767,899	5.6%	83.1%
Georgia	14	4,470	561,056	4.1%	92.8%
Colorado	8	3,740	453,166	3.3%	97.6%
Washington	5	1,580	207,149	1.5%	93.8%
Other (1)	11	4,368	536,654	3.9%	80.5%
Same Store Total/Weighted Average	136	51,929	6,576,964	48.2%	90.7%

2014 Acquisitions	83	42,161	5,466,174	40.0%	88.9%
2015 Acquisitions (2)	27	12,634	1,605,411	11.8%	90.5%
Non-Same Store Total/Weighted Average	110	54,795	7,071,585	51.8%	89.3%

Total/Weighted Average	246	106,724	13,648,549	100.0%	90.0%

(1) Other states in our same store portfolio include Arizona, California, Mississippi, New Hampshire, Nevada, and South Carolina.
(2) The 27 self storage properties were acquired for an investment of $134.1 million, excluding fair value of debt adjustments for assumed mortgages of approximately $2.0 million.

Supplemental Schedule 4

Debt and Equity Capitalization
As of June 30, 2015
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate (1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	1.79%	1.75	$80,917
Term loan	2.75%	2.75	144,558
Fixed rate mortgages payable	3.93%	6.32	182,341
Total/Weighted Average	3.09%	4.15	$407,816

Debt Maturities

	Average Effective Interest Rate on Maturing Debt (1)	Maturities as a Percent of Total Debt	Maturities
Remainder of 2015	—	—	$—

2016 1Q	—	—	—
2016 2Q	2.23%	1.0%	3,983
2016 3Q	—	—	—
2016 4Q	2.45%	1.8%	7,279
Total 2016	2.37%	2.8%	11,262

2017	1.90%	23.3%	94,835
2018	2.76%	37.1%	151,320
2019	—	—	—
2020	3.71%	10.8%	44,067
2021	5.00%	1.1%	4,286
2022	—	—	—
2023	4.44%	20.5%	83,791
2024	4.28%	4.4%	18,255
Total/Weighted Average	3.09%	100.0%	$407,816

Debt Ratios

Net Debt to Annualized Current Quarter Adjusted EBITDA			5.7x
Trailing Twelve Month Fixed Charge Coverage Ratio (2)			2.6x
Total Leverage Ratio (2)			36.1%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.20% to 0.30% for unused borrowings.

(2) The Company's credit facility requires a minimum fixed charge coverage ratio of 1.5x and a maximum total leverage ratio of 60%.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of June 30, 2015
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	23,000,000	23,000,000
Restricted shares	17,210	17,210
Total shares outstanding	23,017,210	23,017,210
Operating partnership units	20,705,654	20,705,654
DownREIT operating partnership unit equivalents	1,415,349	1,415,349
Total operating partnership units	22,121,003	22,121,003
Long term incentive plan units (3)	2,207,640	2,207,640
Subordinated performance units (4)	9,232,067	9,970,632
DownREIT subordinated performance unit equivalents (4)	3,688,205	3,983,261
Total subordinated partnership units	12,920,272	13,953,893
Total shares and units outstanding	60,266,125	61,299,746

(3) Balances exclude 522,900 long term incentive plan units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.08 OP units based on historical financial information for the three months ended June 30, 2015. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. We anticipate that as our CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Occupancy By State
(unaudited)

SAME STORE PORTFOLIO
			Rentable Square Feet	Occupancy at Period End June 30,			Average Occupancy for the Three Months Ended June 30,			Average Occupancy for the Six Months Ended June 30,
State	Stores	Units		2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	9,392	1,221,038	90.7%	88.1%	2.6%	88.3%	85.3%	3.0%	87.1%	84.8%	2.3%
Oklahoma	26	12,227	1,630,374	90.1%	87.7%	2.4%	88.3%	86.0%	2.3%	87.5%	84.7%	2.8%
Oregon	26	9,573	1,199,628	96.7%	93.9%	2.8%	94.1%	91.2%	2.9%	92.3%	89.7%	2.6%
North Carolina	15	6,579	767,899	83.1%	83.3%	(0.2)%	80.7%	81.8%	(1.1)%	79.8%	80.8%	(1.0)%
Georgia	14	4,470	561,056	92.8%	82.4%	10.4%	89.5%	80.3%	9.2%	88.4%	79.3%	9.1%
Colorado	8	3,740	453,166	97.6%	94.7%	2.9%	92.8%	91.3%	1.5%	90.2%	89.2%	1.0%
Washington	5	1,580	207,149	93.8%	88.3%	5.5%	92.7%	86.9%	5.8%	91.9%	84.8%	7.1%
Other	11	4,368	536,654	80.5%	78.3%	2.2%	79.3%	77.9%	1.4%	78.2%	77.3%	0.9%
Total/Weighted Average	136	51,929	6,576,964	90.7%	87.7%	3.0%	88.3%	85.6%	2.7%	87.0%	84.4%	2.6%

TOTAL PORTFOLIO
	Stores at Period End June 30,		Units at Period End June 30,		Rentable Square Feet at Period End June 30,		Occupancy at Period End June 30,
State	2015	2014	2015	2014	2015	2014	2015	2014	Growth
Texas	46	34	17,823	10,962	2,523,155	1,415,474	87.3%	87.9%	(0.6)%
Oklahoma	26	26	12,227	12,263	1,630,374	1,633,304	90.1%	87.7%	2.4%
Oregon	50	42	19,646	16,572	2,466,432	2,082,643	95.7%	91.8%	3.9%
North Carolina	27	16	12,019	6,944	1,490,258	826,935	88.1%	84.2%	3.9%
Georgia	16	16	5,290	5,314	676,776	680,141	92.9%	81.4%	11.5%
Colorado	8	8	3,740	3,741	453,166	453,166	97.6%	94.7%	2.9%
Washington	13	9	4,517	2,908	569,945	382,793	92.7%	88.6%	4.1%
California	28	10	16,479	4,741	1,996,617	591,750	88.7%	80.4%	8.3%
Arizona	13	4	7,314	2,118	835,842	253,350	82.2%	79.9%	2.3%
Other (1)	19	8	7,669	2,647	1,005,984	354,698	87.1%	81.6%	5.5%
Total/Weighted Average	246	173	106,724	68,210	13,648,549	8,674,254	90.0%	87.3%	2.7%

(1) Other states in our total portfolio as of June 30, 2015 include Florida, Kentucky, Louisiana, Mississippi, New Hampshire, Nevada, and South Carolina.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2015 compared to Three Months Ended June 30, 2014

		Rentable Square Feet	Average Annualized Rental Revenue per Occupied Square Foot	Total Revenue for the Three Months Ended June 30,			Operating Expenses for the Three Months Ended June 30,			Net Operating Income for the Three Months Ended June 30,			Net Operating Income Margin for the Three Months Ended June 30,
State	Stores			2015	2014	Growth	2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	1,221,038	$9.94	$2,794	$2,618	6.7%	$1,129	$1,128	0.1%	$1,665	$1,490	11.7%	59.6%	56.9%	2.7%
Oklahoma	26	1,630,374	8.51	3,127	2,990	4.6%	1,044	1,016	2.8%	2,083	1,974	5.5%	66.6%	66.0%	0.6%
Oregon	26	1,199,628	11.39	3,254	2,930	11.1%	934	971	(3.8)%	2,320	1,959	18.4%	71.3%	66.9%	4.4%
North Carolina	15	767,899	10.10	1,617	1,648	(1.9)%	541	573	(5.6)%	1,076	1,075	0.1%	66.5%	65.2%	1.3%
Georgia	14	561,056	8.20	1,061	949	11.8%	476	538	(11.5)%	585	411	42.3%	55.1%	43.3%	11.8%
Colorado	8	453,166	11.34	1,221	1,155	5.7%	367	380	(3.4)%	854	775	10.2%	69.9%	67.1%	2.8%
Washington	5	207,149	11.50	563	496	13.5%	156	160	(2.5)%	407	336	21.1%	72.3%	67.7%	4.6%
Other	11	536,654	10.12	1,111	1,028	8.1%	463	428	8.2%	648	600	8.0%	58.3%	58.4%	(0.1)%
Total/Weighted Average	136	6,576,964	$9.90	$14,748	$13,814	6.8%	$5,110	$5,194	(1.6)%	$9,638	$8,620	11.8%	65.4%	62.4%	3.0%

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2015 compared to Six Months Ended June 30, 2014

		Rentable Square Feet	Average Annualized Rental Revenue per Occupied Square Foot	Total Revenue for the Six Months Ended June 30,			Operating Expenses for the Six Months Ended June 30,			Net Operating Income for the Six Months Ended June 30,			Net Operating Income Margin for the Six Months Ended June 30,
State	Stores			2015	2014	Growth	2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	1,221,038	$9.86	$5,488	$5,150	6.6%	$2,245	$2,245	—%	$3,243	$2,905	11.6%	59.1%	56.4%	2.7%
Oklahoma	26	1,630,374	8.44	6,135	5,785	6.1%	2,045	1,933	5.8%	4,090	3,852	6.2%	66.7%	66.6%	0.1%
Oregon	26	1,199,628	11.25	6,297	5,704	10.4%	1,893	1,906	(0.7)%	4,404	3,798	16.0%	69.9%	66.6%	3.3%
North Carolina	15	767,899	10.09	3,188	3,207	(0.6)%	1,087	1,092	(0.5)%	2,101	2,115	(0.7)%	65.9%	65.9%	—%
Georgia	14	561,056	8.13	2,073	1,809	14.6%	948	960	(1.3)%	1,125	849	32.5%	54.3%	46.9%	7.4%
Colorado	8	453,166	11.20	2,344	2,189	7.1%	727	709	2.5%	1,617	1,480	9.3%	69.0%	67.6%	1.4%
Washington	5	207,149	11.39	1,105	962	14.9%	315	319	(1.3)%	790	643	22.9%	71.5%	66.8%	4.7%
Other	11	536,654	10.04	2,173	2,035	6.8%	878	807	8.8%	1,295	1,228	5.5%	59.6%	60.3%	(0.7)%
Total/Weighted Average	136	6,576,964	$9.81	$28,803	$26,841	7.3%	$10,138	$9,971	1.7%	$18,665	$16,870	10.6%	64.8%	62.9%	1.9%

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Rental revenue
Same store portfolio	$14,370	$13,453	$28,075	$26,176
Non-Same store portfolio	16,262	2,340	29,975	2,473
Total rental revenue	30,632	15,793	58,050	28,649

Other property-related revenue
Same store portfolio	378	361	728	665
Non-Same store portfolio	640	61	1,163	62
Total other property-related revenue	1,018	422	1,891	727

Property operating expenses
Same store portfolio	5,110	5,194	10,138	9,971
Non-Same store portfolio	5,716	839	10,530	984
Total property operating expenses	10,826	6,033	20,668	10,955

Net operating income for:
Same Store Properties	9,638	8,620	18,665	16,870
Non-Same Store Properties	11,186	1,562	20,608	1,551
Net operating income	20,824	10,182	39,273	18,421

General and administrative expenses	4,187	1,796	7,800	3,134
Depreciation and amortization	9,974	4,697	19,851	8,534
Income from operations on our statements of operations	$6,663	$3,689	$11,622	$6,753

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

Average Annualized Rental Revenue Per Occupied Square Foot

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Same Store	$9.90	$9.56	$9.81	$9.43
Total Portfolio	$10.58	$9.69	$10.49	$9.50

Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total Portfolio
Recurring capital expenditures	$575	$268	$1,079	$362
Revenue enhancing capital expenditures	406	—	693	—
Acquisitions capital expenditures	55	902	142	1,670
Total Portfolio Capital Expenditures	$1,036	$1,170	$1,914	$2,032

Total portfolio square feet	13,649	8,674	13,649	8,674
Recurring Capital Expenditures Per Square Foot	$0.04	$0.03	$0.08	$0.04

Property Operating Expenses Detail

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Store payroll and related costs	$3,163	$1,772	$6,076	$3,314
Property tax expense	2,399	1,212	4,562	2,325
Other property operating expenses	5,264	3,049	10,030	5,316
Property operating expenses on our statements of operations	$10,826	$6,033	$20,668	$10,955

General and Administrative Expenses Detail

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Supervisory and administrative expenses	$1,774	$938	$3,392	$1,730
Equity-based compensation expense	1,083	342	1,721	684
Other general and administrative expenses	1,330	516	2,687	720
General and administrative expenses on our statements of operations	$4,187	$1,796	$7,800	$3,134

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ANNUALIZED RENTAL REVENUE: Annualized rental revenue is annualized total revenue per our statements of operations (which includes fees and is net of any discounts).
AVERAGE ANNUALIZED CONTRACTUAL RENT PER OCCUPIED SQUARE FOOT: Contractual rent per occupied square foot represents annualized contractual rents per occupied square foot without reductions for promotional discounts and excluding late charges and administrative fees.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue, value, or useful life of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We include amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness and gains (losses) on early extinguishment of debt.
Management uses FFO and Core FFO as a key performance indicator in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

LTIP UNITS: Long-term incentive plan units.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: We calculate net debt to Adjusted EBITDA as total debt (inclusive of $6.4 million of fair value of debt adjustments) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expense, depreciation and amortization, interest expense, loss on early extinguishment of debt, acquisition costs, organizational and offering expenses, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total revenue.
NON-SAME STORE PORTFOLIO: Non-Same Store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of June 30, 2015, our Company had six PROs, SecurCare Self Storage, an affiliate of NSA's Predecessor, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, and Storage Solutions.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: Same Store portfolio comprises only those properties owned and operated for the entirety of the applicable periods presented. Our 2015 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2014, excluding the property sold in 2014.